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                                                                    EXHIBIT 99.3

                         CONSENT OF WILLIAM P. STENGEL

         I hereby consent to being named as a person who will become a director of Holly Logistic Services, L.L.C., a Delaware limited liability company and the general partner of HEP Logistics Holdings, L.P., a Delaware limited partnership and the general partner of Holly Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), in Amendment No. 2 to Registration Statement on Form S-1 (SEC File No. 333-113588) to be filed by the Partnership with the Securities and Exchange Commission (the "Registration Statement"), and to the filing of this consent as an exhibit to the Registration Statement.




                                        /s/ William P. Stengel


                                   Date: May 23, 2004